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DELOITTE
& TOUCHE

                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

IDEX Corporation:

We consent to the incorporation by reference in the Registration Statement of IDEX Corporation on Form S-3 (File Number 333-41627) and in the Registration Statements of IDEX Corporation on Form S-8 (File Numbers 33-47678, 33-56586, 33-67688, 333-18643, 333-70450 and 333-70452) of our reports, dated January 23,
2003, appearing in and incorporated by reference in this Annual Report on Form 10-K of IDEX Corporation for the year ended December 31, 2002.

Deloitte & Touche LLP

Chicago, Illinois
February 27, 2003